UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2022
Glatfelter Corporation
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		704 885-2555
(N/A)
______________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 23, 2022, Glatfelter Corporation (the “Company”) terminated its Chairman and Chief Executive Officer, Dante C. Parrini, effective immediately.

On August 23, 2022, the Company appointed Thomas Fahnemann, 61, to the roles of President and Chief Executive Officer, effective August 24, 2022. Since October 2017, Mr. Fahnemann has served as Non-Executive Director, Member of the Board and Chairman of the Audit Committee for AustroCel Hallein, a producer of pulp and bio-energy. From December 2010 to March 2017, Mr. Fahnemann served as CEO and Chairman of the Management Board of Semperit Holding AG, a global manufacturer of industrial polymer products and solutions. Prior to 2010, he held leadership roles in various fiber- and chemical-based businesses including serving as CEO and Chairman of the Management Board, RHI AG; CEO and Chairman of the Management Board, Lenzing AG; and Vice President, General Manager, KoSa (Koch Industries). Mr. Fahnemann holds a Master of Business Administration degree from Mainz University of Applied Science in Germany and is a graduate of Northwestern University’s Executive Management Program.

In connection with his appointment as President and Chief Executive Officer, Mr. Fahnemann will receive the following compensation:

a.Annual base salary of $1,050,000.
b.Special equity award on date of hire with 600,000 shares underlying the award. The award to be structured as follows:
i.40% of shares (240,000) will be provided in time-based restricted stock units that vest 50% on second anniversary and 50% on third anniversary;
ii.60% of shares (360,000) will be provided in performance shares earned if and only if certain stock price hurdles of $10 and $18 are achieved over a 3-year measurement period (e.g., 50% earned if stock price reached $10 and is maintained for 20 consecutive trading days throughout the performance period; 50% earned if stock price reaches $18 for 20 consecutive trading days throughout the performance period).

Mr. Fahnemann will also be eligible to participate in the Company’s annual Management Incentive Plan with an annual target bonus of 100% of annual base salary, the Company’s long-term incentive equity program and the Company’s standard retirement and welfare benefit plans for senior executives. Mr. Fahnemann will also be eligible to receive a one-time cash payment in the amount of $250,000 for the transition

On August 23, 2022, Mr. Fahnemann was also appointed to the Company’s Board of Directors, effective August 24, 2022.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the appointment of Mr. Fahnemann to the Board of Directors, the Board approved an amendment to the Company’s Amended and Restated Bylaws to increase the size of the Board to nine persons, effective August 23, 2022. A copy of the Amended and Restated By-laws is attached as Exhibit 3.1 to this Current Report and is incorporated into this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the appointment of Thomas Fahnemann to the roles of President and Chief Executive Officer and to the Board of Directors and the termination of its Chairman and Chief Executive Officer, Dante C. Parrini. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

In connection with the transition in leadership, the Board also approved a change in the Company’s governance structure. The Company will split the roles of Chief Executive Officer and Chairman of the Board. As a result, the Company will no longer have a Lead Director. Effective immediately, the Board appointed Kevin Fogarty, currently the Chairman of the Nominating and Governance Committee, to the new role of Non-Executive Chairman of the Board. Lee C. Stewart, currently the Lead Director, has been appointed the new Chairman of the Nominating and Governance Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated By-laws.
99.1 Press release issued August 25, 2022.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Glatfelter Corporation

Date: August 26, 202	By:	/s/ Ramesh Shettigar
	Name:	Ramesh Shettigar
	Title:	Senior Vice President, Chief Financial Officer and Treasurer